EXHIBIT INDEX



                                    GPU COMPANIES
                  EMPLOYEE SAVINGS PLAN FOR NONBARGAINING EMPLOYEES







          Consent of Independent Accountant                    Exhibit 24


          Report on Audits of Financial Statements             Exhibit 28
             for the Years Ended December 31, 1996
             and 1995

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